Exhibit 2.8

                               SECRETARY OF STATE




                                STATE OF NEVADA


                               CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BROWSESAFE.COM INC. did on July 28, 1998 file in this office the original Articles of incorporation; that said Article. are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                          IN WITNESS WHEREOF. I have hereunto
                                          set my hand and affixed the Great Seal
                                          of State, at my office, in Carson
                                          City, Nevada, on July 28, 1998.




                                          /s/ Dean Heller

                                                   Secretary of State

                                          By: /s/ Denise A. Bates

                                          Certification Clerk